Exhibit 99.3
DOMO, INC.
NOTICE TO CERTAIN STOCKHOLDERS
UNDER SECTION 228(e) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

March 1, 2022
Dear Stockholder:
This notice is being sent to inform you that the resolutions set forth in Exhibit A have been adopted by the stockholders holding a majority of the outstanding stock (the “Requisite Holders”) of Domo, Inc. (the “Company”) and entitled to vote thereon pursuant to an action by written consent (the “Stockholder Consent”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Stockholder Consent was executed and became effective on March 1, 2022.
This notice is being sent pursuant to, and shall constitute notice under, Section 228(e) of the DGCL, to each stockholder from whom the Company has not received written consent for such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take such action were delivered to the Company as provided in Section 228(c) of the DGCL.
This notice is for your information only and does not require any action on your part.
DOMO, INC.

By:    /s/ Dan Stevenson
    Name: Dan Stevenson
    Title: Chief Legal Officer

EXHIBIT A
Stockholder Resolutions
Increase in Authorized Size of the Board of Directors
WHEREAS, Article VII, Section 1 of the Company’s amended and restated certificate of incorporation (the “Certificate”) provides that the number of directors that constitutes the entire Board shall be fixed by, or in the manner provided in, the bylaws of the Company; provided that, from and after the Voting Threshold Date (as defined in the Certificate), the number of directors that constitutes the entire Board shall be fixed by a resolution adopted by a majority of the Whole Board (as defined in the Certificate).
WHEREAS, Section 3.2 of the Company’s amended and restated bylaws provides that unless the Company’s certificate of incorporation fixes the number of directors, (1) prior to the Voting Threshold Date, the number of directors shall be determined from time to time by resolution adopted by the stockholders and (2) from and after the Voting Threshold Date, the number of directors shall be determined from time to time by resolution adopted by a majority of the Whole Board.
WHEREAS, the Voting Threshold Date has not yet occurred.
WHEREAS, the stockholders deem it advisable to set the authorized number of directors at eight (8).
NOW, THEREFORE, BE IT RESOLVED: That the stockholders hereby determine that the authorized number of directors shall be eight (8).
Election of Directors
WHEREAS, Article VII, Section 3 of the Certificate provides that, prior to the Voting Threshold Date, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.
WHEREAS, the Voting Threshold Date has not yet occurred.
WHEREAS, the Separation Agreement provides for the resignation of Mr. James as a director of the Company effective as of March 1, 2022 (the “Resignation Effective Date”).
WHEREAS, the stockholders deem it advisable to elect as directors of the Company (i) John Mellor, to fill the vacancy created by Mr. James’ resignation as described above, and (ii) John Pestana, to fill the newly created directorship on the Board established hereby, in each case effective as of the Resignation Effective Date.
NOW, THEREFORE, BE IT RESOLVED: That, to fill the vacancy created by the resignation of Mr. James, Mr. Mellor is hereby elected as a director of the Company, effective as of the Resignation Effective Date, to serve until his successor is duly elected and qualified at the Company’s next annual meeting of stockholders or until his earlier death, resignation or removal.
RESOLVED FURTHER: That, to fill the newly created directorship established hereby, Mr. Pestana is hereby elected as a director of the Company, effective as of the Resignation Effective Date, to serve until his successor is duly elected and qualified at the Company’s next annual meeting of stockholders or until his earlier death, resignation or removal.

RESOLVED FURTHER: That, immediately following the Resignation Effective Date, the Board will consist of the following members: John Mellor, John Pestana, Carine Clark, Daniel Daniel, Dana Evan, Laurence Brown, Jeff Kearl and Joy Driscoll Durling.
Omnibus Resolutions
RESOLVED: That the officers of the Company are hereby authorized and empowered to take any and all such further action, to execute and deliver any and all such further agreements, instruments, documents, certificates and communications and to pay such expenses, in the name and on behalf of the Company or such officer, as any such officer may deem necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted, the taking of such actions, the execution and delivery of such agreements, instruments, documents, certificates or communications and the payment of such expenses by any such officer to be conclusive evidence of his or her authorization hereunder and approval thereof.
RESOLVED FURTHER: That any and all actions taken by the officers of the Company to carry out the purposes and intent of the foregoing resolutions prior to their adoption are hereby approved, ratified and confirmed.